SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	August 5, 2002

INTERPOOL, INC.

______________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11862 (Commission File Number)	13-3467669 (IRS Employer ID Number)

211 College Road East, Princeton, New Jersey	08540

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(609) 452-8900

Not Applicable

(Former name or former address, if changed since last report)

Item 4.      Changes in Registrant's Certifying Accountant.

           On August 5, 2002, Interpool, Inc. (the "Registrant") made a determination not to engage Arthur Andersen LLP ("Arthur Andersen") as its independent public accountants and appointed KPMG LLP as its new independent accountants, effective immediately. These actions were approved by the Audit Committee of the Registrant's Board of Directors.

           During the two most recent fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through the date hereof, there were no disagreements between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in its reports on the Registrant's consolidated financial statements for such years, and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

           The audit reports of Arthur Andersen on the consolidated financial statements of the Registrant for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

           The Registrant has provided Arthur Andersen with a copy of the foregoing statements and has requested that Arthur Andersen provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this report, and if not, stating the respects in which it does not agree. Arthur Andersen has indicated to the Registrant that Arthur Andersen no longer issues such letters.

           During the two most recent fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through the date hereof, the Registrant did not consult KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any of the matters or reportable events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPOOL, INC. By: /s/ Martin Tuchman Name: Martin Tuchman Title: Chairman and Chief Executive Officer

Dated: August 5, 2002